SUB ITEM 77Q1(e)



An Amendment dated August 1, 2008 to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust X, on behalf of MFS Emerging Markets Debt Fund and MFS New Endeavor, and Massachusetts Financial Services Company, is contained in Post Effective Amendment No. 68 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.